UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

August 1, 2008 (Date of earliest event reported)	Commission file number: 0-23329

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina	56-1928817
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Perimeter Park Drive, Suite A

Morrisville, North Carolina 27560

(Address of principal executive offices)

(Zip code)

(919) 468-0399

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c), (e)

On August 1, 2008, Charles & Colvard, Ltd. (the “Company”) entered into a Consulting Agreement (the “Agreement”), effective July 31, 2008 (the “Effective Date”), between the Company and Robert S. Thomas, who resigned as the Company’s Chief Executive Officer, Chairman of the Board of Directors and as a director effective July 21, 2008.

Pursuant to the Agreement, Mr. Thomas is expected to make himself reasonably available for a period of two years from the Effective Date to perform services of an advisory or consulting nature on behalf of the Company, including but not limited to litigation assistance in connection with the lawsuit involving the Company and Jewelnet Corporation d/b/a K&G Creations and Jewelnet Acquisition Corporation d/b/a K&G Creations. In consideration of Mr. Thomas making himself available to provide such services during this two-year period, he will be paid at the rate of $10,416.67 per month in arrears. The Company will reimburse expenses reasonably incurred by Mr. Thomas in performing such services pursuant to the Company’s standard policy. Under the terms of the Agreement, Mr. Thomas was provided the option to continue his current individual and family dependent medical and dental insurance coverage under the Company’s medical and dental plans pursuant to the requirements of the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). Mr. Thomas has made this election and the Company will pay Mr. Thomas’ COBRA premiums for 18 months from the Effective Date or until such time that he is no longer eligible for such coverage. If Mr. Thomas retains his eligibility for the full 18-month period, the Company will pay approximately $15,000 in insurance premiums on his behalf. For the duration of the Agreement, any stock options granted to Mr. Thomas shall continue to vest and be exercisable following his resignation in accordance with the terms of such stock option agreement.

Mr. Thomas is subject to certain confidentiality, non-compete and non-disparagement obligations under the terms of the Agreement. Additionally, the Indemnification Agreement of December 4, 2007 between Mr. Thomas and the Company, in addition to other statutory or corporate indemnification provided to a former director and officer, expressly survives the execution of the Agreement.

The foregoing summary of certain terms of the Agreement does not purport to be complete, and is qualified in its entirety by reference to the Agreement itself, a copy of which is filed as Exhibit 10.122 to this Current Report on Form 8-K and is incorporated herein by reference.

As noted in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 21, 2008, Dennis M. Reed, who has served as the Company’s President and Chief Marketing Officer since March 2007 and continues to serve in those capacities, has responsibility for managing the Company’s operations following the resignation of Mr. Thomas. As such, Mr. Reed has been designated as the principal executive officer of the Company. From May 2005 to March 2007, Mr. Reed, age 40, served as Executive Vice President of Sales and Chief Marketing Officer of the Company. From October 2002 to May 2005, Mr. Reed served as the Vice President of Sales of the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.122	Consulting Agreement, effective July 31, 2008, between Robert S. Thomas and Charles & Colvard, Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Charles & Colvard, Ltd.

	By:	/s/ Dennis M. Reed
Dennis M. Reed
President and Chief Marketing Officer

Date: August 6, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit Description
Exhibit 10.122	Consulting Agreement, effective July 31, 2008, between Robert S. Thomas and Charles & Colvard, Ltd.